UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 4, 2006, Health Management Associates, Inc. (the “Company”) entered into the First Amendment to Credit Agreement and Limited Consent (the “Amendment”) with Bank of America, N.A. and certain other lenders under the Company’s Credit Agreement, dated May 14, 2004, as amended (the “Credit Agreement”).

Pursuant to the Amendment, Bank of America, N.A. and certain other lenders consented to a change in the Company’s fiscal year end from September 30 to December 31. This change was previously reported by the Company in a Current Report on Form 8-K that was filed on March 7, 2006. In the event that subsidiary guarantees are required to be executed pursuant to the terms of the Credit Agreement, the Amendment permits the Company’s subsidiaries to execute guarantees in favor of the holders of any unsecured indebtedness that ranks equally with the indebtedness under the Credit Agreement. No other terms, provisions or conditions in the Credit Agreement were modified by the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	First Amendment to Credit Agreement and Limited Consent, dated as of April 4, 2006, by and among Health Management Associates, Inc., Bank of America, N.A. and certain other lenders under that certain Credit Agreement, dated May 14, 2004, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: April 7, 2006	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer